Exhibit 99.1

Investor Contact:	Media Contact:
Amanda Bryant, 312.780.5539	Franziska Weber, 312.780.6106
amanda.bryant@hyatt.com	franziska.weber@hyatt.com

HYATT REPORTS FOURTH QUARTER 2020 RESULTS
5.2% Net Rooms Growth in 2020
Pipeline Maintained at Over 100,000 Rooms

CHICAGO (February 17, 2021) - Hyatt Hotels Corporation ("Hyatt" or the "Company") (NYSE: H) today reported fourth quarter 2020 financial results. Net loss attributable to Hyatt was $203 million, or $2.00 per diluted share, in the fourth quarter of 2020, compared to net income attributable to Hyatt of $321 million, or $3.08 per diluted share, in the fourth quarter of 2019. Adjusted net loss attributable to Hyatt was $179 million, or $1.77 per diluted share, in the fourth quarter of 2020, compared to Adjusted net income attributable to Hyatt of $49 million, or $0.47 per diluted share, in the fourth quarter of 2019. Refer to the table on page 14 of the schedules for a summary of special items impacting Adjusted net income (loss) and Adjusted earnings (losses) per diluted share in the three months ended December 31, 2020 and December 31, 2019.

Mark S. Hoplamazian, president and chief executive officer of Hyatt Hotels Corporation, said, "I am extremely proud of, and grateful for, the achievements of our teams around the world throughout 2020. The Hyatt family demonstrated resilience in the face of difficult decisions and undertook meaningful action to place Hyatt in a strong position as the recovery unfolds. Amidst a backdrop of challenging operating fundamentals, our net rooms growth was strong, demonstrating the strength of our brands. We opened 72 hotels and entered 27 new markets. Our teams also executed new signings to maintain a pipeline representing over 40% growth of our existing hotel rooms in the future."

Fourth quarter 2020 financial results as compared to fourth quarter 2019 are as follows:
•Net income (loss) decreased from $321 million to $(203) million.
•Adjusted EBITDA decreased from $191 million to $(98) million, almost half of which relates to costs incurred on behalf of our managed and franchised properties that we do not intend to recover from hotel owners.
•Comparable system-wide RevPAR decreased 68.9%.
As of December 31, 2020, the Company had cash, cash equivalents and short-term investments of $1,882 million.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 13.

Fiscal year 2020 financial results as compared to fiscal year 2019 are as follows:
•Net income (loss) decreased from $766 million to $(703) million.
•Adjusted EBITDA decreased from $754 million to $(177) million.
•Comparable system-wide RevPAR decreased 65.4%.
•Net rooms growth of 5.2%.
As of December 31, 2020, the Company's pipeline consisted of approximately 500 hotels, or approximately 101,000 rooms.

Mr. Hoplamazian continued, "We maintained a very strong liquidity position while the fourth quarter showed a modest sequential improvement in RevPAR. We are prepared for whatever 2021 brings, and we are looking ahead to realize improving financial results as vaccine distribution continues and travel restrictions are lifted over time. We continue to be guided by our purpose of caring for people so they can be their best, and this has sustained and strengthened our culture throughout the past year."

OPERATIONAL UPDATE
RevPAR continued to show improvement in the fourth quarter of 2020 with comparable system-wide RevPAR and comparable owned and leased hotels RevPAR improving modestly from the third quarter of 2020. The pace of recovery varied by region, and similar to trends in the third quarter, was led by relative strength in Greater China and United States select service hotels.
Consistent with third quarter trends, occupancy was driven primarily by favorable leisure transient demand, particularly on weekends and holidays in the fourth quarter. Business transient and group demand continued to be muted. Hyatt's full-service hotels in the Americas were negatively impacted by group cancellations.
Nearly all properties in Hyatt's system were open at year-end. As of December 31, 2020, 94% of total system-wide hotels (93% of rooms) were open compared to 92% of total system-wide hotels (88% of rooms) at September 30, 2020.

FOURTH QUARTER RESULTS
Fourth quarter of 2020 financial results as compared to the fourth quarter of 2019 are as follows:

Management, Franchise and Other Fees
Total management and franchise fee revenues decreased 67.4% (67.6% in constant currency) to $47 million, reflecting a sequential improvement from $40 million reported in the third quarter of 2020. Base management fees decreased 66.3% to $22 million, incentive management fees decreased 76.6% to $10 million, and franchise fees decreased 57.4% to $15 million. Other fee revenues decreased 31.6% to $12 million.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 13.

Americas Management and Franchising Segment
Americas management and franchising segment Adjusted EBITDA decreased 90.3% (90.2% in constant currency) to $9 million, including $9 million of bad debt expense. At September 30, 2020, 85% of Hyatt's Americas full service hotels (81% of rooms) and 98% of Americas select service hotels and rooms were open, and throughout the fourth quarter, operations continued to resume, with 90% of Americas full service hotels and rooms and 99% of Americas select service hotels and rooms open at December 31, 2020.
Americas net rooms increased 3.5% compared to the fourth quarter of 2019.

Southeast Asia, Greater China, Australia, New Zealand, South Korea, Japan and Micronesia (ASPAC) Management and Franchising Segment
ASPAC management and franchising segment Adjusted EBITDA decreased 65.5% (66.8% in constant currency) to $9 million, including $1 million of bad debt expense. At September 30, 2020, 92% of Hyatt's ASPAC full service hotels (93% of rooms) and 93% of ASPAC select service hotels (89% of rooms) were open, operations continued to resume throughout the fourth quarter resulting in 98% of Hyatt's ASPAC full service hotels (99% of rooms) and 97% of ASPAC select service hotels (94% of rooms) being open at December 31, 2020.
ASPAC net rooms increased 11.4% compared to the fourth quarter of 2019.

Europe, Africa, Middle East and Southwest Asia (EAME/SW Asia) Management and Franchising Segment
EAME/SW Asia management and franchising segment Adjusted EBITDA decreased 121.8% (122.4% in constant currency) to $(3) million, including $4 million of bad debt expense. At December 31, 2020, 84% of EAME/SW Asia full and select service hotels (85% of rooms) were open. This reflects a slight decrease in the number of hotels open compared to September 30, 2020, as a result of new travel restrictions in Europe.
EAME/SW Asia net rooms increased 4.5% compared to the fourth quarter of 2019.

Owned and Leased Hotels Segment
Total owned and leased hotels segment Adjusted EBITDA decreased 148.5% (148.6% in constant currency) to $(48) million. Owned and leased hotels segment results were heavily impacted by decreased demand due to the COVID-19 pandemic, and by dispositions in 2019. Refer to the table on page 11 of the schedules for a detailed list of portfolio changes and the year-over-year net impact to total owned and leased hotels segment Adjusted EBITDA.
At December 31, 2020, 82% of Hyatt's owned and leased hotels (81% of rooms) were open. This compares to 87% of owned and leased hotels (78% of rooms) at September 30, 2020.

Corporate and Other
Corporate and other Adjusted EBITDA decreased 57.1% (56.5% decrease in constant currency) to $(65) million, reflecting an incremental $23 million loss as compared to the fourth quarter of 2019. Adjusted EBITDA was negatively impacted by $45 million of costs incurred on behalf of managed and franchised properties to provide necessary system-wide services and programs that we do not intend to recover from hotel owners.
Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 13.

Selling, General, and Administrative Expenses
Selling, general, and administrative expenses decreased 5.9% inclusive of rabbi trust impact and stock-based compensation. Adjusted selling, general, and administrative expenses decreased 20.7% or $19 million, primarily due to significant decreases in expenses as a result of cost containment initiatives in 2020, primarily payroll and related costs, and integration-related costs incurred in 2019 associated with the acquisition of Two Roads Hospitality LLC ("Two Roads"), partially offset by an increase in bad debt expense. Refer to the table on page 18 of the schedules for a reconciliation of selling, general, and administrative expenses to Adjusted selling, general, and administrative expenses.

OPENINGS AND FUTURE EXPANSION
Twenty-three new hotels (or 6,877 rooms) joined Hyatt's system in the fourth quarter of 2020, contributing to a 5.2% increase in net rooms compared to the fourth quarter of 2019. In 2020, the Company opened a total of 72 new hotels (or 14,972 rooms) including 11 operating properties (or 2,837 rooms) that converted to a Hyatt brand.
As of December 31, 2020, the Company had a pipeline of executed management or franchise contracts for approximately 500 hotels (approximately 101,000 rooms). The pipeline was unchanged compared to December 31, 2019.

CAPITAL STRATEGY
The Company intends to successfully execute plans to sell approximately $1.5 billion of real estate by March 2022 as part of its capital strategy announced in March of 2019, and as of December 31, 2020, the Company has realized proceeds of nearly $1.0 billion towards that goal from the disposition of owned assets. In December 2020, the Company sold the shares of the entities which own the 159-room Hyatt Regency Baku in Azerbaijan for approximately $11 million to an unrelated third party and entered into a long-term management agreement for the property upon sale.

BALANCE SHEET / OTHER ITEMS
As of December 31, 2020, the Company reported the following:
•Total debt of $3,244 million.
•Pro rata share of unconsolidated hospitality venture debt of $671 million, substantially all of which is non-recourse to Hyatt and a portion of which Hyatt guarantees pursuant to separate agreements.
•Cash and cash equivalents, including investments in highly-rated money market funds and similar investments, of $1,207 million, short-term investments of $675 million and restricted cash of $11 million.
•Undrawn borrowing availability of $1,499 million under Hyatt's revolving credit facility, net of letters of credit outstanding.

The Company believes it has adequate existing liquidity to fund operations and investments supporting the continued growth of the business for approximately 36 months based on fourth quarter of 2020 demand levels.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 13.

SHARE REPURCHASE/DIVIDEND
There were no Class A or Class B shares repurchased during the fourth quarter of 2020. The Company ended the fourth quarter with 39,250,241 Class A and 62,038,918 Class B shares issued and outstanding.
During the 2020 fiscal year, the Company repurchased $69 million shares of Class A common stock, consisting of 827,643 shares, and paid a $0.20 per share common dividend in the first quarter of 2020. Effective March 3, 2020, the Company suspended all share repurchase activity, and the Company has suspended its quarterly dividend.

2021 OUTLOOK
Given the uncertain pace and timing of recovery from the impacts of the COVID-19 pandemic, the Company is providing limited guidance for the 2021 fiscal year:
•Adjusted selling, general, and administrative expenses are expected to be approximately $240 million. Refer to the table on page 19 of the schedules for a reconciliation of selling, general, and administrative expenses to Adjusted selling, general, and administrative expenses.
•Capital expenditures are expected to be approximately $110 million.
•The Company expects to grow units, on a net rooms basis, by approximately 5.0%.

No disposition or acquisition activity beyond what has been completed as of the date of this release has been included in the 2021 Outlook. The Company's 2021 Outlook is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that Hyatt will achieve these results.

SEGMENT REPORTING UPDATES
Effective January 1, 2020, we changed the strategic and operational oversight for our Miraval properties, which were previously evaluated as a distinct business by our chief operating decision maker (CODM). The management fees from Miraval properties are now reported in the Americas management and franchising segment, and the operating results and financial position of underlying hotel results are now reported in our owned and leased hotels segment; the results of Miraval properties were previously reported in corporate and other. In addition, the license fees we receive from Hyatt Residence Club are now reported within our Americas management and franchising segment due to changes in the strategic oversight for these license agreements. The segment changes have been reflected retrospectively to the three months and year ended December 31, 2019.

In addition, effective January 1, 2020, we classified Miraval wellness resorts as full service hotels. All schedules have been updated to reflect this change to our properties and statistics retrospectively to the three months and year ended December 31, 2019.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 13.

CONFERENCE CALL INFORMATION
The Company will hold an investor conference call tomorrow, February 18, 2021, at 10:30 a.m. CT. All interested persons may listen to a simultaneous webcast of the conference call, which may be accessed through the Company's website at investors.hyatt.com or by registering directly prior to the event using our online registration link provided below. Registering with the direct link will provide participants a dial-in number for access to the call. For those unable to listen to the live broadcast, an archive of the webcast will be available on the Company’s website for 90 days.

Online Registration Link

FORWARD-LOOKING STATEMENTS
Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, outlook, occupancy, the impact of the COVID-19 pandemic and pace of recovery, the amount by which the Company intends to reduce its real estate asset base and the anticipated timeframe for such asset dispositions, the Company's liquidity profile and sufficiency to fund operations at current demand levels; the number of properties we expect to open in the future, our expected Adjusted SG&A expense, our expected capital expenditures, our expected net rooms growth, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the duration of the COVID-19 pandemic and its short and longer-term effects, including the demand for travel, transient and group business, and levels of consumer confidence, and the pace of recovery following the pandemic, any additional resurgence, or COVID-19 variants; the impact of the COVID-19 pandemic, any additional resurgence, or COVID-19 variants, and the impact of actions that governments, businesses, and individuals take in response, on global and regional economies, travel limitations or bans, and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending; the ability of third-party owners, franchisees, or hospitality venture partners to successfully navigate the impacts of the COVID-19 pandemic, any additional resurgence, or COVID-19 variants; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the rate and the pace of economic recovery following economic downturns; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate ("ADR"); limited visibility with respect to future bookings; loss of key personnel; domestic and international political and geo-political conditions, including political or civil unrest or changes in trade policy; hostilities, or fear of hostilities, including future terrorist attacks, that affect travel; travel-related accidents; natural or man-made disasters such as earthquakes, tsunamis, tornadoes, hurricanes, floods, wildfires, oil spills, nuclear incidents, and global outbreaks of pandemics or contagious diseases, such as the COVID-19 pandemic, or fear of such outbreaks; our ability to successfully achieve certain levels of operating profits at hotels that have performance tests or guarantees in favor of our third-party owners; the impact of hotel renovations and redevelopments; risks associated with our capital allocation plans, share repurchase program, and dividend payments, including a reduction in, or elimination or suspension of, repurchase activity or dividend payments; the seasonal and cyclical nature of the real estate and hospitality businesses; changes in distribution arrangements, such as through internet travel intermediaries; changes in the tastes and preferences of our customers; relationships with colleagues and labor unions and changes in labor laws; the financial condition of, and our relationships with, third-party property owners, franchisees, and hospitality venture partners; the possible inability of third-party owners, franchisees, or development partners to access capital necessary to fund current operations or implement our plans for growth; risks associated with potential acquisitions and dispositions and the introduction of new brand concepts; the timing of acquisitions and dispositions and our ability to successfully integrate completed acquisitions with existing operations; failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals); our ability to successfully execute on our strategy to expand our management and franchising business while at the same time reducing our real estate asset base within targeted timeframes and at expected values; declines in the value of our real estate assets; unforeseen terminations of our management or franchise agreements; changes in federal, state, local, or foreign tax law; increases in interest rates and operating costs; foreign exchange rate fluctuations or currency restructurings; lack of acceptance of new brands or innovation; general volatility of the capital markets and our ability to access such markets; changes in the competitive environment in our industry, including as a result of the COVID-19 pandemic, industry consolidation, and the markets where we operate; our ability to successfully grow the World of Hyatt loyalty program; cyber incidents and information technology failures; outcomes of legal or administrative proceedings; and violations of regulations or laws related to our franchising business; and other risks discussed in the Company's filings with the SEC, including our annual report on Form 10-K, which filings are available from the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

NON-GAAP FINANCIAL MEASURES
The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including: net income (loss), adjusted for special items; diluted EPS, adjusted for special items; Adjusted EBITDA; Adjusted EBITDA margin; and Adjusted SG&A. See the schedules to this earnings release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures.

AVAILABILITY OF INFORMATION ON HYATT'S WEBSITE AND SOCIAL MEDIA CHANNELS
Investors and others should note that Hyatt routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission (SEC) filings, press releases, public conference calls, webcasts and the Hyatt Investor Relations website. The Company uses these channels as well as social media channels (e.g., the Hyatt Facebook account (facebook.com/hyatt); the Hyatt Instagram account (instagram.com/hyatt/); the Hyatt Twitter account (twitter.com/hyatt); the Hyatt LinkedIn account (linkedin.com/company/hyatt/); and the Hyatt YouTube account (youtube.com/user/hyatt) as a means of disclosing information about the Company's business to our guests, customers, colleagues, investors, and the public. While not all of the information that the Company posts to the Hyatt Investor Relations website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Hyatt to review the information that it shares at the Investor Relations link located at the bottom of the page on hyatt.com and on the Company's social media channels. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Sign up for Email Alerts" in the "Investor Resources" section of Hyatt's website at investors.hyatt.com.

ABOUT HYATT HOTELS CORPORATION
Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company offering 20 premier brands. As of December 31, 2020, the Company's portfolio included more than 975 hotel, all-inclusive, and wellness resort properties in 69 countries across six continents. The Company's purpose to care for people so they can be their best informs its business decisions and growth strategy and is intended to attract and retain top employees, build relationships with guests and create value for shareholders. The Company's subsidiaries operate, manage, franchise, own, lease, develop, license, or provide services to hotels, resorts, branded residences, and vacation ownership properties, including under the Park Hyatt®, Miraval®, Grand Hyatt®, Alila®, Andaz®, The Unbound Collection by Hyatt®, Destination®, Hyatt Regency®, Hyatt®, Hyatt Ziva™, Hyatt Zilara™, Thompson Hotels®, Hyatt Centric®, Caption by Hyatt, Joie de Vivre®, Hyatt House®, Hyatt Place®, tommie™, UrCove, and Hyatt Residence Club® brand names, and operates the World of Hyatt® loyalty program that provides distinct benefits and exclusive experiences to its valued members. For more information, please visit www.hyatt.com.

Hyatt Hotels Corporation
Table of Contents
Financial Information (unaudited)

1.	Consolidated Statements of Income (Loss)
2.	Segment Financial Summary
3.	Hotel Chain Statistics - Comparable Locations
4.	Hotel Brand Statistics - Comparable Locations
5.	Fee Summary
6.	Net Gains and Interest Income From Marketable Securities Held to Fund Rabbi Trusts
7.	Capital Expenditures Summary
8. - 9.	Properties and Rooms by Geography
10.	Properties and Rooms by Brand
11. - 12.	Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Hotels Segment Adjusted EBITDA
13. - 20.	Reconciliations of Non-GAAP Financial Measures
a.	Net Income (Loss) Attributable to Hyatt Hotels Corporation to EBITDA and EBITDA to Adjusted EBITDA and Total Revenues to Adjusted Revenues
b.
Earnings (Losses) per Diluted Share and Net Income (Loss) Attributable to Hyatt Hotels Corporation, to Earnings (Losses) per Diluted Share, Adjusted for Special Items and Adjusted Net Income (Loss) Attributable to Hyatt Hotels Corporation - Three Months Ended December 31, 2020 and December 3l, 2019

c.
Earnings (Losses) per Diluted Share and Net Income (Loss) Attributable to Hyatt Hotels Corporation, to Earnings (Losses) per Diluted Share, Adjusted for Special Items and Adjusted Net Income (Loss) Attributable to Hyatt Hotels Corporation - Year Ended December 31, 2020 and December 31, 2019

d.	SG&A Expenses to Adjusted SG&A Expenses
e.	Guidance: SG&A Expenses to Adjusted SG&A Expenses
f.	Comparable Owned and Leased Hotels Operating Margin to Owned and Leased Hotels Operating Margin
21.	Owned and Leased Hotels Mix by Market and Brand
22.	Pipeline Approximate Mix
23. - 27.	Definitions

Percentages on the following schedules may not recompute due to rounding. Not meaningful percentage changes are presented as "NM".

Hyatt Hotels Corporation
Consolidated Statements of Income (Loss)
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
REVENUES:
Owned and leased hotels	$91	$458	$513	$1,848
Management, franchise, and other fees	59	161	239	608
Contra revenue	(10)	(6)	(30)	(22)
Net management, franchise, and other fees	49	155	209	586
Other revenues	13	27	58	125
Revenues for the reimbursement of costs incurred on behalf of managed and franchised properties	271	635	1,286	2,461
Total revenues	424	1,275	2,066	5,020
DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Owned and leased hotels	132	354	627	1,424
Depreciation and amortization	77	81	310	329
Other direct costs	15	30	65	133
Selling, general, and administrative	104	111	321	417
Costs incurred on behalf of managed and franchised properties	307	649	1,375	2,520
Direct and selling, general, and administrative expenses	635	1,225	2,698	4,823
Net gains and interest income from marketable securities held to fund rabbi trusts	37	21	60	62
Equity losses from unconsolidated hospitality ventures	(25)	(8)	(70)	(10)
Interest expense	(41)	(17)	(128)	(75)
Gains (losses) on sales of real estate and other	(44)	349	(36)	723
Asset impairments	(10)	(5)	(62)	(18)
Other income (loss), net	22	23	(92)	127
INCOME (LOSS) BEFORE INCOME TAXES	(272)	413	(960)	1,006
BENEFIT (PROVISION) FOR INCOME TAXES	69	(92)	257	(240)
NET INCOME (LOSS)	(203)	321	(703)	766
NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO HYATT HOTELS CORPORATION	$(203)	$321	$(703)	$766

EARNINGS (LOSSES) PER SHARE - Basic
Net income (loss)	$(2.00)	$3.13	$(6.93)	$7.33
Net income (loss) attributable to Hyatt Hotels Corporation	$(2.00)	$3.13	$(6.93)	$7.33
EARNINGS (LOSSES) PER SHARE - Diluted
Net income (loss)	$(2.00)	$3.08	$(6.93)	$7.21
Net income (loss) attributable to Hyatt Hotels Corporation	$(2.00)	$3.08	$(6.93)	$7.21

Basic share counts	101.3	102.7	101.3	104.6
Diluted share counts	101.3	104.4	101.3	106.3

Hyatt Hotels Corporation
Segment Financial Summary
(in millions)

	Three Months Ended December 31,						Year Ended December 31,
	2020	2019	Change ($)	Change (%)	Change in Constant $	Change in Constant $ (%)	2020	2019	Change ($)	Change (%)	Change in Constant $	Change in Constant $ (%)
Owned and leased hotels (b)	$93	$466	$(373)	(80.0)%	$(376)	(80.1)%	$525	$1,883	$(1,358)	(72.1)%	$(1,355)	(72.0)%
Americas management and franchising (b)	40	126	(86)	(67.9)%	(85)	(67.7)%	194	528	(334)	(63.2)%	(331)	(63.1)%
ASPAC management and franchising	19	40	(21)	(51.4)%	(23)	(53.0)%	61	136	(75)	(55.3)%	(76)	(55.5)%
EAME/SW Asia management and franchising	6	25	(19)	(76.6)%	(19)	(76.6)%	23	83	(60)	(72.2)%	(60)	(71.9)%
Corporate and other (b)	9	16	(7)	(46.2)%	(7)	(46.2)%	34	61	(27)	(44.5)%	(27)	(44.5)%
Eliminations (a)	(4)	(27)	23	83.1%	23	83.2%	(27)	(110)	83	75.2%	83	75.2%
Adjusted revenues	$163	$646	$(483)	(74.7)%	$(487)	(74.9)%	$810	$2,581	$(1,771)	(68.6)%	$(1,766)	(68.5)%

Adjusted EBITDA
Owned and leased hotels (b)	$(42)	$86	$(128)	(148.7)%	$(128)	(148.5)%	$(135)	$339	$(474)	(139.7)%	$(475)	(139.6)%
Pro rata share of unconsolidated hospitality ventures	(6)	12	(18)	(147.5)%	(18)	(149.1)%	(13)	50	(63)	(126.7)%	(61)	(127.8)%
Total owned and leased hotels (b)	(48)	98	(146)	(148.5)%	(146)	(148.6)%	(148)	389	(537)	(138.0)%	(536)	(138.1)%
Americas management and franchising (b)	9	92	(83)	(90.3)%	(83)	(90.2)%	90	380	(290)	(76.3)%	(288)	(76.2)%
ASPAC management and franchising	9	28	(19)	(65.5)%	(20)	(66.8)%	24	87	(63)	(72.4)%	(63)	(72.5)%
EAME/SW Asia management and franchising	(3)	16	(19)	(121.8)%	(18)	(122.4)%	(15)	49	(64)	(130.9)%	(62)	(132.1)%
Corporate and other (b)	(65)	(42)	(23)	(57.1)%	(23)	(56.5)%	(130)	(152)	22	14.9%	22	15.0%
Eliminations	—	(1)	1	123.7%	1	123.7%	2	1	1	53.6%	1	53.6%
Adjusted EBITDA	$(98)	$191	$(289)	(151.0)%	$(289)	(151.0)%	$(177)	$754	$(931)	(123.5)%	$(926)	(123.6)%
(a)These intersegment eliminations represent management fee revenues and expenses related to our owned and leased hotels and promotional award redemption revenues and expenses related to our co-branded credit cards at our owned and leased hotels.
(b)Effective January 1, 2020, the results of Miraval are reported in the owned and leased hotels segment and Americas management and franchising segment. Fees from Hyatt Residence
Club are reported in the Americas management and franchising segment. We have also reflected these changes to the three months and year ended December 31, 2019.

Hyatt Hotels Corporation
Hotel Chain Statistics
Comparable Hotels
In Constant $

	Three Months Ended December 31,						Year Ended December 31,
	RevPAR		Occupancy		ADR		RevPAR		Occupancy		ADR
	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019
Owned and leased hotels (# of hotels) (a) (c)
Owned and leased hotels (36)	$32.17	(81.8)%	18.6%	(53.6)% pts	$173.32	(29.4)%	$49.04	(72.2)%	22.9%	(52.0)% pts	$214.58	(8.7)%

Managed and franchised hotels (# of hotels) (b)
System-wide hotels (806)	$40.77	(68.9)%	31.6%	(39.9)% pts	$129.08	(29.6)%	$46.49	(65.4)%	31.6%	(41.9)% pts	$147.19	(19.6)%

Americas
Full service hotels (208) (c)	$30.70	(79.4)%	19.4%	(51.1)% pts	$158.32	(25.0)%	$45.13	(71.3)%	24.2%	(50.2)% pts	$186.83	(11.7)%
Select service hotels (381)	$40.84	(57.3)%	42.7%	(28.6)% pts	$95.69	(28.6)%	$45.83	(55.9)%	41.3%	(33.7)% pts	$110.93	(20.0)%

ASPAC
Full service hotels (97)	$72.85	(52.3)%	45.9%	(28.4)% pts	$158.85	(22.8)%	$57.85	(59.5)%	37.3%	(35.5)% pts	$155.27	(20.8)%
Select service hotels (20)	$42.03	(31.1)%	60.2%	(11.1)% pts	$69.85	(18.4)%	$31.55	(40.7)%	45.8%	(19.9)% pts	$68.87	(15.0)%

EAME/SW Asia
Full service hotels (84)	$32.76	(75.6)%	25.3%	(46.3)% pts	$129.59	(31.0)%	$41.00	(68.1)%	25.7%	(42.9)% pts	$159.62	(14.9)%
Select service hotels (16)	$23.00	(64.8)%	34.7%	(39.2)% pts	$66.35	(25.0)%	$26.49	(58.0)%	33.9%	(39.0)% pts	$78.06	(9.7)%
(a) Owned and leased hotels figures do not include unconsolidated hospitality ventures.
(b) Managed and franchised hotels figures include owned and leased hotels.
(c) Miraval wellness resorts are now reported in with full service hotels and we have also reflected this change to the three months and year ended December 31, 2019.

Hyatt Hotels Corporation
Hotel Brand Statistics
Comparable System-wide Managed and Franchised Hotels (a)
In Constant $

	Three Months Ended December 31,						Year Ended December 31,
	RevPAR		Occupancy		ADR		RevPAR		Occupancy		ADR
Brand (# of hotels)	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019
Park Hyatt (37)	$97.02	(62.5)%	30.9%	(40.8)% pts	$314.23	(12.9)%	$89.29	(62.3)%	28.7%	(41.5)% pts	$311.55	(7.6)%
Grand Hyatt (52)	$47.06	(71.4)%	29.7%	(45.1)% pts	$158.23	(28.1)%	$50.20	(68.9)%	28.8%	(46.0)% pts	$174.39	(19.3)%
Andaz (18)	$79.14	(68.8)%	36.8%	(43.8)% pts	$214.81	(31.6)%	$79.85	(66.4)%	34.3%	(44.0)% pts	$232.48	(23.5)%
Composite Luxury[1]	$59.42	(68.6)%	29.9%	(43.5)% pts	$198.62	(22.9)%	$60.43	(66.9)%	28.7%	(44.3)% pts	$210.87	(15.7)%

Hyatt Regency (190)	$31.99	(74.0)%	25.2%	(45.0)% pts	$127.11	(27.5)%	$40.83	(68.6)%	27.1%	(45.8)% pts	$150.87	(15.3)%
Hyatt Centric (24)	$35.32	(79.8)%	24.1%	(51.4)% pts	$146.45	(36.7)%	$46.45	(72.9)%	25.6%	(50.7)% pts	$181.55	(19.1)%
Composite Upper-Upscale[2]	$31.89	(74.9)%	25.0%	(45.7)% pts	$127.72	(28.8)%	$41.06	(69.1)%	26.9%	(46.3)% pts	$152.38	(16.1)%

Hyatt Place (326)	$38.04	(56.2)%	42.5%	(27.9)% pts	$89.56	(27.3)%	$41.47	(55.5)%	40.2%	(33.3)% pts	$103.12	(18.6)%
Hyatt House (91)	$47.06	(57.4)%	46.3%	(28.5)% pts	$101.54	(31.2)%	$53.01	(55.6)%	44.8%	(32.4)% pts	$118.45	(23.3)%
Composite Upscale[3]	$40.08	(56.5)%	43.4%	(28.0)% pts	$92.46	(28.3)%	$44.08	(55.5)%	41.2%	(33.1)% pts	$106.89	(19.8)%
(a) Managed and franchised hotels figures include owned and leased hotels.
1 Includes Park Hyatt, Miraval, Grand Hyatt, Alila, Andaz, The Unbound Collection by Hyatt, Thompson Hotels, and one unbranded property that we will rebrand in 2021.
2 Includes Destination, Hyatt Regency, Hyatt, Hyatt Centric, and Joie de Vivre.
3 Includes Hyatt Place and Hyatt House.

Hyatt Hotels Corporation
Fee Summary
(in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2020	2019	Change ($)	Change (%)	2020	2019	Change ($)	Change (%)
Base management fees	$22	$65	$(43)	(66.3)%	$96	$260	$(164)	(63.2)%
Incentive management fees	10	45	(35)	(76.6)%	22	151	(129)	(85.0)%
Franchise fees	15	34	(19)	(57.4)%	63	141	(78)	(55.4)%
Management and franchise fees	47	144	(97)	(67.4)%	181	552	(371)	(67.2)%
Other fee revenues	12	17	(5)	(31.6)%	58	56	2	2.8%
Management, franchise, and other fees	$59	$161	$(102)	(63.4)%	$239	$608	$(369)	(60.7)%

	Three Months Ended December 31,				Year Ended December 31,
	2020	2019	Change ($)	Change (%)	2020	2019	Change ($)	Change (%)
Management, franchise, and other fees	$59	$161	$(102)	(63.4)%	$239	$608	$(369)	(60.7)%
Contra revenue from management agreements	(7)	(3)	(4)	(106.2)%	(19)	(14)	(5)	(43.5)%
Contra revenue from franchise agreements	(3)	(3)	—	(20.5)%	(11)	(8)	(3)	(22.7)%
Net management, franchise, and other fees	$49	$155	$(106)	(68.6)%	$209	$586	$(377)	(64.3)%

Hyatt Hotels Corporation
Net Gains and Interest Income From Marketable Securities Held to Fund Rabbi Trusts
The table below provides a reconciliation of net gains and interest income from marketable securities held to fund rabbi trusts, all of which are completely offset within other line items on our consolidated statements of income (loss), thus having no net impact to our earnings (losses). The gains or losses on securities held in rabbi trusts are offset within our owned and leased hotels expenses for our hotel employees and to selling, general, and administrative expenses for our corporate employees and personnel supporting our business segments. The table below shows the amounts recorded to the respective offsetting financial statement line item.
(in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2020	2019	Change ($)	Change (%)	2020	2019	Change ($)	Change (%)
Rabbi trust impact allocated to selling, general, and administrative expenses	$32	$17	$15	79.2%	$52	$53	$(1)	(2.0)%
Rabbi trust impact allocated to owned and leased hotels expense	5	4	1	53.9%	8	9	(1)	(11.6)%
Net gains and interest income from marketable securities held to fund rabbi trusts	$37	$21	$16	75.3%	$60	$62	$(2)	(3.4)%

Hyatt Hotels Corporation
Capital Expenditures Summary
(in millions)

	Three Months Ended December 31,		Year Ended December 31,

	2020	2019	2020	2019
Enhancements to existing properties	$8	$47	$60	$137
Investment in new properties under development or recently opened	3	39	36	139
Maintenance and technology	7	39	26	93
Total capital expenditures	$18	$125	$122	$369

Hyatt Hotels Corporation
Properties and Rooms by Geography
Owned and leased hotels

	December 31, 2020		December 31, 2019		Change
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Full service hotels (b)
United States (c)	25	12,607	24	12,608	1	(1)
Other Americas	2	795	2	795	—	—
EAME/SW Asia	7	1,435	8	1,593	(1)	(158)
Select service hotels
United States	1	171	1	171	—	—
Other Americas	2	293	2	293	—	—
EAME/SW Asia	1	330	1	330	—	—
Total owned and leased hotels (a)	38	15,631	38	15,790	—	(159)

(a) Figures do not include unconsolidated hospitality ventures.
(b) Miraval wellness resorts are now reported in with full service hotels and we have also reflected this change to the year ended December 31, 2019.
(c) Includes rooms which were rebranded into a separate property upon opening.

Hyatt Hotels Corporation
Properties and Rooms by Geography
Managed and franchised properties (includes owned and leased properties)

	December 31, 2020		December 31, 2019		Change
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Americas
Full service hotels (b)
United States managed	139	63,362	134	62,787	5	575
Other Americas managed	25	8,916	26	9,020	(1)	(104)
United States franchised	68	20,620	61	19,388	7	1,232
Other Americas franchised	5	924	6	968	(1)	(44)
Subtotal	237	93,822	227	92,163	10	1,659
Select service hotels
United States managed	42	6,275	50	7,320	(8)	(1,045)
Other Americas managed	13	1,857	12	1,734	1	123
United States franchised	379	52,291	349	48,256	30	4,035
Other Americas franchised	12	1,621	7	955	5	666
Subtotal	446	62,044	418	58,265	28	3,779
ASPAC
Full service hotels
ASPAC managed	116	39,327	110	36,026	6	3,301
ASPAC franchised	8	2,520	6	1,933	2	587
Subtotal	124	41,847	116	37,959	8	3,888
Select service hotels
ASPAC managed	29	5,378	29	5,307	—	71
ASPAC franchised	6	1,169	1	160	5	1,009
Subtotal	35	6,547	30	5,467	5	1,080
EAME/SW Asia
Full service hotels
EAME managed	55	13,033	54	13,075	1	(42)
SW Asia managed	42	11,645	41	11,248	1	397
EAME franchised	11	2,126	9	1,770	2	356
SW Asia franchised	2	328	2	328	—	—
Subtotal	110	27,132	106	26,421	4	711
Select service hotels
EAME managed	6	1,163	6	1,217	—	(54)
SW Asia managed	11	1,586	11	1,586	—	—
EAME franchised	5	1,131	2	443	3	688
Subtotal	22	3,880	19	3,246	3	634
Total full service and select service hotels	974	235,272	916	223,521	58	11,751
Americas
All-inclusive
Other Americas franchised	8	3,153	8	3,153	—	—
Subtotal	8	3,153	8	3,153	—	—
Total managed and franchised (a)	982	238,425	924	226,674	58	11,751

Vacation ownership	16		16		—
Residential	37		36		1
Condominium ownership	36		38		(2)
(a) Figures do not include vacation ownership, residential, or condominium ownership units.
(b) Miraval wellness resorts are now reported in with full service hotels and we have also reflected this change to the year ended December 31, 2019.

Hyatt Hotels Corporation
Properties and Rooms by Brand

	December 31, 2020		December 31, 2019		Change
Brand	Properties	Rooms	Properties	Rooms	Properties	Rooms
Park Hyatt	44	8,205	42	7,799	2	406
Miraval	3	362	3	410	—	(48)
Grand Hyatt	58	32,185	56	30,023	2	2,162
Alila	13	1,445	15	1,789	(2)	(344)
Andaz	24	5,532	22	5,008	2	524
The Unbound Collection by Hyatt	24	4,841	21	5,259	3	(418)
Thompson Hotels (c)	11	2,543	10	2,205	1	338
Destination	16	3,906	13	3,713	3	193
Hyatt Regency (c)	214	90,899	205	88,082	9	2,817
Hyatt	12	2,056	12	2,058	—	(2)
Hyatt Centric (c)	38	7,937	34	6,958	4	979
Joie de Vivre	13	2,090	15	2,439	(2)	(349)
Hyatt Place	388	55,426	367	52,459	21	2,967
Hyatt House	110	16,030	100	14,519	10	1,511
UrCove	5	1,015	—	—	5	1,015
Other	1	800	1	800	—	—
Total full service and select service hotels (b)	974	235,272	916	223,521	58	11,751

Hyatt Ziva	5	2,234	5	2,234	—	—
Hyatt Zilara	3	919	3	919	—	—
Total managed and franchised properties and rooms (a)	982	238,425	924	226,674	58	11,751

Hyatt Residence Club	16		16		—

(a) Figures do not include vacation ownership, residential, or condominium ownership units.
(b) Miraval wellness resorts are now reported in with full service hotels and we have also reflected this change to the year ended December 31, 2019.
(c) The Hyatt Centric and Thompson Hotels property counts each include one property that we will rebrand under the respective brand in 2021. The Hyatt Regency property count includes two properties that we will rebrand in 2021.

Hyatt Hotels Corporation
Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Hotels Segment Adjusted EBITDA
($ in millions)

	Rooms	Transaction / Opening Date	Three Months Ended December 31, 2020 Adjusted EBITDA Impact
Dispositions
Owned and Leased Hotels
Grand Hyatt Seoul	615	4Q19
Hyatt Regency Baku	159	4Q20
Total Owned and Leased Hotels Dispositions (e)			$(5)

Unconsolidated Hospitality Venture Hotels
Total Unconsolidated Hospitality Venture Hotels Dispositions (a) (b)			NM

Year-over-Year Net Impact of Dispositions to Owned and Leased Hotels Segment Adjusted EBITDA			$(5)

Acquisitions or Openings
Owned and Leased Hotels
Miraval Berkshires Resort and Spa	100	3Q20
Destination Wyndhurst Manor	46	3Q20
Total Owned and Leased Hotels Acquisitions or Openings (c)			NM

Unconsolidated Hospitality Venture Hotels
Hyatt House San Jose Airport	165	4Q19
Hyatt Centric Downtown Portland	220	1Q20
Hyatt Place Boston / Seaport District	297	3Q20
Hyatt Centric Philadelphia	332	4Q20
Total Unconsolidated Hospitality Venture Hotels Acquisitions or Openings (a) (d)			$(1)

Year-over-Year Net Impact of Acquisitions and Openings to Owned and Leased Segment Adjusted EBITDA			$(1)

Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Hotels Segment Adjusted EBITDA			$(6)

(a) Reflects Hyatt's pro rata share of unconsolidated hospitality ventures Adjusted EBITDA.
(b) Includes the sale of the hotel by the venture, the Company's sale of our equity interest in the venture, or the Company's equity interest no longer qualifying for the equity method of accounting.
(c) Includes the year-over-year financial impact of pre-opening activity.
(d) Includes the opening of a hotel by the venture.
(e) Includes the financial impact of pre-opening activity for a property for which we sold the contractual right to purchase.

Hyatt Hotels Corporation
Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Hotels Segment Adjusted EBITDA
($ in millions)

	Rooms	Transaction / Opening Date	Year Ended December 31, 2020 Adjusted EBITDA Impact
Dispositions
Owned and Leased Hotels
Property adjacent to Grand Hyatt San Francisco	—	3Q19
Hyatt Regency Atlanta	1,260	3Q19
Grand Hyatt Seoul	615	4Q19
Hyatt Regency Baku	159	4Q20
Total Owned and Leased Hotels Dispositions (e)			$(35)

Unconsolidated Hospitality Venture Hotels
Hyatt Place San Francisco / Downtown	230	2Q19
Total Unconsolidated Hospitality Venture Hotels Dispositions (a) (b)			NM

Year-over-Year Net Impact of Dispositions to Owned and Leased Hotels Segment Adjusted EBITDA			$(35)

Acquisitions or Openings
Owned and Leased Hotels
Miraval Berkshires Resort and Spa	100	3Q20
Destination Wyndhurst Manor	46	3Q20
Total Owned and Leased Hotels Acquisitions or Openings (c)			$(3)

Unconsolidated Hospitality Venture Hotels
Andaz Vienna Am Belvedere	303	2Q19
Hyatt Place San Jose Airport	190	3Q19
Hyatt Place Atlanta / Centennial Park	175	3Q19
Hyatt House San Jose Airport	165	4Q19
Hyatt Centric Downtown Portland	220	1Q20
Hyatt Place Boston / Seaport District	297	3Q20
Hyatt Centric Philadelphia	332	4Q20
Total Unconsolidated Hospitality Venture Hotels Acquisitions or Openings (a) (d)			$(1)

Year-over-Year Net Impact of Acquisitions and Openings to Owned and Leased Segment Adjusted EBITDA			$(4)

Year-over-Year Net Impact of Dispositions, Acquisitions and Openings to Owned and Leased Segment Adjusted EBITDA			$(39)

(a) Reflects Hyatt's pro rata share of unconsolidated hospitality ventures Adjusted EBITDA.
(b) Includes the sale of the hotel by the venture, the Company's sale of our equity interest in the venture, or the Company's equity interest no longer qualifying for the equity method of accounting.
(c) Includes the year-over-year financial impact of pre-opening activity.
(d) Includes the opening of a hotel by the venture.
(e) Includes the financial impact of pre-opening activity for a property for which we sold the contractual right to purchase.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Financial Measure: Net Income (Loss) Attributable to Hyatt Hotels Corporation to EBITDA and EBITDA to Adjusted EBITDA and Total Revenues to Adjusted Revenues
(in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2020	2019	Change $	Change (%)	2020	2019	Change ($)	Change (%)
Net income (loss) attributable to Hyatt Hotels Corporation	$(203)	$321	$(524)	(163.2)%	$(703)	$766	$(1,469)	(191.7)%
Interest expense	41	17	24	141.8%	128	75	53	70.8%
(Benefit) provision for income taxes	(69)	92	(161)	(175.8)%	(257)	240	(497)	(207.4)%
Depreciation and amortization	77	81	(4)	(4.7)%	310	329	(19)	(5.7)%
EBITDA	(154)	511	(665)	(130.2)%	(522)	1,410	(1,932)	(137.0)%
Contra revenue	10	6	4	74.9%	30	22	8	35.6%
Revenues for the reimbursement of costs incurred on behalf of managed and franchised properties	(271)	(635)	364	57.2%	(1,286)	(2,461)	1,175	47.8%
Costs incurred on behalf of managed and franchised properties	307	649	(342)	(52.7)%	1,375	2,520	(1,145)	(45.4)%
Costs incurred on behalf of managed and franchised properties that we do not intend to recover from hotel owners	(45)	—	(45)	NM	(45)	—	(45)	NM
Equity losses from unconsolidated hospitality ventures	25	8	17	191.7%	70	10	60	581.9%
Stock-based compensation expense	4	7	(3)	(45.3)%	24	35	(11)	(31.6)%
(Gains) losses on sales of real estate and other	44	(349)	393	112.6%	36	(723)	759	105.0%
Asset impairments	10	5	5	108.3%	62	18	44	232.4%
Other (income) loss, net	(22)	(23)	1	10.7%	92	(127)	219	172.8%
Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA	(6)	12	(18)	(147.5)%	(13)	50	(63)	(126.7)%
Adjusted EBITDA	$(98)	$191	$(289)	(151.0)%	$(177)	$754	$(931)	(123.5)%

	Three Months Ended December 31,				Year Ended December 31,
	2020	2019	Change ($)	Change (%)	2020	2019	Change ($)	Change (%)
Total revenues	$424	$1,275	$(851)	(66.7)%	$2,066	$5,020	$(2,954)	(58.8)%
Add: Contra revenue	10	6	4	74.9%	30	22	8	35.6%
Less: Revenues for the reimbursement of costs incurred on behalf of managed and franchised properties	(271)	(635)	364	57.2%	(1,286)	(2,461)	1,175	47.8%
Adjusted revenues	$163	$646	$(483)	(74.7)%	$810	$2,581	$(1,771)	(68.6)%

Adjusted EBITDA Margin %	(59.8)%	29.7%	(89.5)%	(21.8)%	29.2%	(51.0)%

Adjusted EBITDA Margin % Change in Constant Currency	(89.3)%	(50.9)%

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Financial Measure: Earnings (losses) per Diluted Share and Net Income (Loss) Attributable to Hyatt Hotels Corporation, to Earnings (Losses) per Diluted Share, Adjusted for Special Items and Adjusted Net Income (Loss) Attributable to Hyatt Hotels Corporation - Three Months Ended December 31, 2020 and December 31, 2019

(in millions, except per share amounts)

	Location on Consolidated Statements of Income (Loss)	Three Months Ended December 31,
		2020	2019
Net income (loss) attributable to Hyatt Hotels Corporation		$(203)	$321
Earnings (losses) per diluted share		$(2.00)	$3.08
Special items
(Gains) losses on sales of real estate and other (a)	Gains (losses) on sales of real estate and other	44	(349)
Asset impairments (b)	Asset impairments	10	5
Utilization of Avendra and other proceeds (c)	Costs incurred on behalf of managed and franchised properties; depreciation and amortization	7	10
Fund deficits (d)	Revenues for the reimbursement of costs incurred and costs incurred on behalf of managed and franchised properties; other income (loss), net	4	3
Restructuring expenses (e)	Other income (loss), net	4	—
Unrealized gains (f)	Other income (loss), net	(23)	(3)
Fund deficits not recovered (g)	Revenues for the reimbursement of costs incurred and costs incurred on behalf of managed and franchised properties	(21)	—
Gain on sale of contractual right (h)	Other income (loss), net	—	(16)
Other	Equity losses from unconsolidated hospitality ventures; other income (loss), net	(2)	(2)
Special items - pre-tax		23	(352)
Income tax benefit for special items	Benefit (provision) for income taxes	1	80
Total special items - after-tax		24	(272)
Special items impact per diluted share		$0.23	$(2.61)
Adjusted net income (loss) attributable to Hyatt Hotels Corporation		$(179)	$49
Earnings (losses) per diluted share, adjusted for special items		$(1.77)	$0.47

(a) (Gains) losses on sales of real estate and other - During the three months ended December 31, 2020 (Q4 2020), net losses were $44 million, primarily driven by a $30 million pre-tax loss on the sale of the entities which own Hyatt Regency Baku and a $11 million pre-tax loss on the sale of the entity which owns the Exhale spa and fitness business. During the three months ended December 31, 2019 (Q4 2019), we recognized a $349 million gain on the sale of the entity which owns Grand Hyatt Seoul and adjacent land.
(b) Asset impairments - During Q4 2020 and Q4 2019, we recognized impairment charges related to intangible assets.
(c) Utilization of Avendra and other proceeds - During Q4 2020 and Q4 2019, we recognized expenses related to the partial utilization of the Avendra LLC sale proceeds for the benefit of our hotels. The gain recognized in conjunction with the sale of Avendra LLC was included as a special item during the year ended December 31, 2017.
(d) Fund deficits - During Q4 2020 and Q4 2019, we recognized net deficits on certain funds due to the timing of revenue and expense recognition that we intend to recover in future periods.
(e) Restructuring expenses - During Q4 2020, we recognized $4 million in restructuring expenses related to severance and related charges as a result of the COVID-19 pandemic.

(f) Unrealized gains - During Q4 2020 and Q4 2019, we recognized unrealized gains due to the change in fair value of our marketable securities.
(g) Fund deficits not recovered - Represents the reversal of costs incurred on behalf of managed and franchised properties that we do not intend to recover from hotel owners, which was reported as a special item during the nine months ended September 30, 2020.
(h) Gain on sale of contractual right - During Q4 2019, we recognized a $16 million gain on the sale of our contractual right to purchase Hyatt Regency Portland at the Oregon Convention Center.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Financial Measure: Earnings (Losses) per Diluted Share and Net Income (Loss) Attributable to Hyatt Hotels Corporation, to Earnings (Losses) per Diluted Share, Adjusted for Special Items and Adjusted Net Income (Loss) Attributable to Hyatt Hotels Corporation - Year Ended December 31, 2020 and December 31, 2019

(in millions, except per share amounts)

	Location on Consolidated Statements of Income (Loss)	Year Ended December 31,
		2020	2019
Net income (loss) attributable to Hyatt Hotels Corporation		$(703)	$766
Earnings (losses) per diluted share		$(6.93)	$7.21
Special items
Restructuring expenses (a)	Other income (loss), net	73	—
Asset impairments (b)	Asset impairments	62	18
(Gains) losses on sales of real estate and other (c)	Gains (losses) on sales of real estate and other	36	(723)
Utilization of Avendra and other proceeds (d)	Costs incurred on behalf of managed and franchised properties; depreciation and amortization	36	40
Unrealized (gains) losses (e)	Other income (loss), net	13	(26)
Fund deficits (f)	Revenues for the reimbursement of costs incurred and costs incurred on behalf of managed and franchised properties; other income (loss), net	8	12
Realized gains	Other income (loss), net	(6)	(2)
Release of contingent consideration liability (g)	Other income (loss), net	(1)	(30)
Unconsolidated hospitality ventures (h)	Equity losses from unconsolidated hospitality ventures	(1)	(1)
Gain on sale of contractual right (i)	Other income (loss), net	—	(16)
Other	Other income (loss), net	(1)	1
Special items - pre-tax		219	(727)
Income tax benefit (provision) for special items	Benefit (provision) for income taxes	(63)	179
Total special items - after-tax		156	(548)
Special items impact per diluted share		$1.53	$(5.16)
Adjusted net income (loss) attributable to Hyatt Hotels Corporation		$(547)	$218
Earnings (losses) per diluted share, adjusted for special items		$(5.40)	$2.05

(a) Restructuring expenses - During the year ended December 31, 2020 (YTD 2020), we recognized $73 million in restructuring expenses related to severance and related charges as a result of the COVID-19 pandemic.
(b) Asset impairments - During YTD 2020, we recognized $62 million of impairment charges related to goodwill, property and equipment, operating lease right-of-use assets, and intangible assets. During the year ended December 31, 2019 (YTD 2019), we recognized an $18 million impairment charge related to intangible assets.
(c) (Gains) losses on sales of real estate and other - During YTD 2020, net losses were $36 million, primarily driven by a $30 million pre-tax loss on the sale of the entities which own Hyatt Regency Baku. During YTD 2019, we recognized a $349 million gain on the sale of the entity which owns Grand Hyatt Seoul and adjacent land, a $272 million gain on the sale of Hyatt Regency Atlanta, and a $101 million gain on the sale of the property adjacent to Grand Hyatt San Francisco and assignment of the related Apple store lease.
(d) Utilization of Avendra and other proceeds - During YTD 2020 and YTD 2019, we recognized expenses related to the partial utilization of the aforementioned Avendra LLC sale proceeds for the benefit of our hotels.
(e) Unrealized (gains) losses - During YTD 2020 and YTD 2019, we recognized unrealized losses and gains, respectively, due to the change in fair value of our marketable securities.
(f) Fund deficits - During YTD 2020 and YTD 2019, we recognized net deficits on certain funds due to the timing of revenue and expense recognition that we intend to recover in future periods.

(g) Release of contingent consideration liability - During YTD 2020 and YTD 2019, we recognized $1 million and $30 million, respectively, of income related to the release of the contingent consideration liability recorded in connection with the acquisition of Two Roads in 2018.
(h) Unconsolidated hospitality ventures - During YTD 2019, we recognized an $8 million gain attributable to sales activity related to certain unconsolidated hospitality ventures, which was partially offset by impairment charges of $7 million.
(i) Gain on sale of contractual right - During YTD 2019, we recognized a $16 million gain on the sale of our contractual right to purchase Hyatt Regency Portland at the Oregon Convention Center.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Financial Measure: SG&A Expenses to Adjusted SG&A Expenses
Results of operations as presented on the consolidated statements of income (loss) include expenses recognized with respect to deferred compensation plans funded through rabbi trusts. Certain of these expenses are recognized in SG&A expenses and are completely offset by the corresponding net gains and interest income from marketable securities held to fund rabbi trusts, thus having no net impact to our earnings (losses). SG&A expenses also include expenses related to stock-based compensation. Below is a reconciliation of this measure excluding the impact of our rabbi trust investments and stock-based compensation expense.
(in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2020	2019	Change ($)	Change (%)	2020	2019	Change ($)	Change (%)
SG&A expenses	$104	$111	$(7)	(5.9)%	$321	$417	$(96)	(22.9)%
Less: rabbi trust impact	(32)	(17)	(15)	(79.2)%	(52)	(53)	1	2.0%
Less: stock-based compensation expense	(4)	(7)	3	45.3%	(24)	(35)	11	31.6%
Adjusted SG&A expenses	$68	$87	$(19)	(20.7)%	$245	$329	$(84)	(25.4)%

The table below provides a segment breakdown for Adjusted SG&A expenses.

	Three Months Ended December 31,				Year Ended December 31,
	2020	2019	Change ($)	Change (%)	2020	2019	Change ($)	Change (%)
Americas management and franchising (a)	$21	$15	$6	37.0%	$59	$64	$(5)	(7.0)%
ASPAC management and franchising	10	13	(3)	(22.9)%	36	50	(14)	(25.6)%
EAME/SW Asia management and franchising	10	10	—	6.5%	39	34	5	14.1%
Owned and leased hotels (a)	3	2	1	4.5%	13	16	(3)	(23.9)%
Corporate and other (a)	24	47	(23)	(47.2)%	98	165	(67)	(40.7)%
Adjusted SG&A expenses	$68	$87	$(19)	(20.7)%	$245	$329	$(84)	(25.4)%

(a) Effective January 1, 2020, the results of Miraval are reported in the owned and leased hotels segment and Americas management and franchising segment. We have also reflected these changes to the three months and year ended December 31, 2019.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Financial Measure: Guidance: SG&A Expenses to Adjusted SG&A Expenses
For the Year Ended December 31, 2021

No additional disposition of acquisition activity beyond what has been completed as of the date of this release has been included in the forecast. The Company's outlook is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results. Results of operations as presented on the consolidated statements of income (loss) include expenses recognized with respect to deferred compensation plans funded through rabbi trusts. Certain of these expenses are recognized in SG&A expenses and are completely offset by the corresponding net gains and interest income from marketable securities held to fund rabbi trusts, thus having no net impact to our earnings (losses). SG&A expenses also include expenses related to stock-based compensation. Below is a reconciliation of this forecasted measure excluding the impact of our rabbi trust investments and forecasted stock-based compensation expense.
(in millions)

Year Ended December 31, 2021
Forecast
SG&A expenses	$278
Less: rabbi trust impact (a)	—
Less: stock-based compensation expense	(38)
Adjusted SG&A expenses	$240
(a) Impact of rabbi trust is not forecasted for the year ended December 31, 2021 as performance of underlying invested assets is not estimable.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Financial Measure: Comparable Owned and Leased Hotels Operating Margin to Owned and Leased Hotels Operating Margin
Below is a reconciliation of consolidated owned and leased hotels revenues and expenses, as used in calculating comparable owned and leased hotels operating margin percentages. Results of operations as presented on the consolidated statements of income (loss) include expenses recognized with respect to deferred compensation plans funded through rabbi trusts. Certain of these expenses are recognized in owned and leased hotels expenses and are completely offset by the corresponding net gains and interest income from marketable securities held to fund rabbi trusts, thus having no net impact to our earnings (losses). Below is a reconciliation of the margins excluding the impact of our rabbi trusts and excluding the impact of non-comparable hotels.
(in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2020	2019	Change ($)	Change (%)	2020	2019	Change ($)	Change (%)
Revenues
Comparable owned and leased hotels	$86	$431	$(345)	(80.0)%	$499	$1,664	$(1,165)	(70.0)%
Non-comparable owned and leased hotels	5	27	(22)	(80.4)%	14	184	(170)	(92.2)%
Owned and leased hotels revenues	$91	$458	$(367)	(80.1)%	$513	$1,848	$(1,335)	(72.2)%

Expenses
Comparable owned and leased hotels	$120	$328	$(208)	(63.4)%	$597	$1,271	$(674)	(53.0)%
Non-comparable owned and leased hotels	7	22	(15)	(69.2)%	22	144	(122)	(84.6)%
Rabbi trust impact	5	4	1	53.9%	8	9	(1)	(11.6)%
Owned and leased hotels expenses	$132	$354	$(222)	(62.7)%	$627	$1,424	$(797)	(56.0)%

Owned and leased hotels operating margin percentage	(44.3)%	22.8%		(67.1)%	(22.2)%	22.9%		(45.1)%

Comparable owned and leased hotels operating margin percentage	(39.5)%	23.8%		(63.3)%	(19.6)%	23.6%		(43.2)%

Hyatt Hotels Corporation
Owned and Leased Hotels Segment Mix by Market and Brand

Owned and Leased Hotels Segment Adjusted EBITDA Mix by Market

Region	% of 2020 Losses (a)	Top 10 U.S. Markets (b)	% of 2020 Losses (a)	Top 5 International Markets	% of 2020 Losses (a)
Americas	87%	New York, NY	41%	Netherlands	5%
EAME/SW Asia	13%	Chicago, IL	12%	Germany	4%
ASPAC	—%	Los Angeles/Long Beach, CA	10%	United Kingdom	3%
		San Francisco/San Mateo, CA	8%	France	3%
		Massachusetts Area	8%	Brazil	3%
		Baltimore, MD	5%
		Miami/Hialeah, FL	3%
		Connecticut Area	2%
		San Antonio, TX	2%
		Riverside and San Bernardino, CA	1%
		Total Top 10	92%	Total Top 5	18%
		Other U.S.	(10)%	Other International	—%
Total	100%	Total U.S.	82%	Total International	18%

Owned and Leased Hotels Segment Adjusted EBITDA Mix by Brand

Brand	% of 2020 Losses (a)
Park Hyatt, Miraval, Grand Hyatt, Andaz, The Unbound Collection by Hyatt	68%
Destination, Hyatt Regency, Hyatt Centric	29%
Hyatt Place	3%
Total	100%

(a) Losses represent 2020 owned and leased hotels segment Adjusted EBITDA of $(135) million, excluding our pro rata share of unconsolidated hospitality ventures Adjusted EBITDA. Adjusted EBITDA includes intercompany expenses related to management fees paid to the Company's management and franchising segments, which are eliminated in consolidation.
(b) Markets are defined according to STR market definitions.

Hyatt Hotels Corporation
Pipeline Approximate Mix
(Pipeline: approximately 500 Hotels or approximately 101,000 Rooms)

	December 31, 2020
	Approx. Hotels	Approx. Rooms
Region
Americas	200	32,000
ASPAC	190	46,000
EAME/SW Asia	110	23,000
Total	500	101,000

Market
United States	160	24,000
China	140	35,000
India	50	8,000
Canada	20	4,000
Vietnam	10	3,000
Other	120	27,000
Total	500	101,000

Brand
Park Hyatt, Grand Hyatt, Andaz	60	18,000
Hyatt Regency	90	25,000
Hyatt Centric	40	9,000
The Unbound Collection by Hyatt, Hyatt Zilara	20	3,000
Hyatt Place, Hyatt House, UrCove, Caption	250	40,000
Alila, Thompson Hotels, tommie, Joie de Vivre, Destination	40	6,000
Total	500	101,000

Ownership / Contract Type
Unconsolidated Hospitality Ventures	10	1,000
Managed	290	69,000
Franchised	200	31,000
Total	500	101,000

DEFINITIONS
Adjusted Earnings Before Interest Expense, Taxes, Depreciation, and Amortization (Adjusted EBITDA) and EBITDA
We use the terms Adjusted EBITDA and EBITDA throughout this earnings release. Adjusted EBITDA and EBITDA, as the Company defines them, are non-GAAP measures. We define Adjusted EBITDA as net income (loss) attributable to Hyatt Hotels Corporation plus its pro rata share of unconsolidated owned and leased hospitality ventures Adjusted EBITDA based on its ownership percentage of each owned and leased venture, adjusted to exclude the following items:
•interest expense;
•benefit (provision) for income taxes;
•depreciation and amortization;
•amortization of management and franchise agreement assets and performance cure payments, which constitute payments to customers (Contra revenue);
•revenues for the reimbursement of costs incurred on behalf of managed and franchised properties;
•costs incurred on behalf of managed and franchised properties that we intend to recover over the long term;
•equity losses from unconsolidated hospitality ventures;
•stock-based compensation expense;
•gains (losses) on sales of real estate and other;
•asset impairments; and
•other income (loss), net

We calculate consolidated Adjusted EBITDA by adding the Adjusted EBITDA of each of our reportable segments and eliminations to corporate and other Adjusted EBITDA.

Our board of directors and executive management team focus on Adjusted EBITDA as a key performance and compensation measure both on a segment and on a consolidated basis. Adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operations both on a segment and on a consolidated basis. Our president and chief executive officer, who is our chief operating decision maker, also evaluates the performance of each of our reportable segments and determines how to allocate resources to those segments, in significant part, by assessing the Adjusted EBITDA of each segment. In addition, the compensation committee of our board of directors determines the annual variable compensation for certain members of our management based in part on consolidated Adjusted EBITDA, segment Adjusted EBITDA, or some combination of both.

We believe Adjusted EBITDA is useful to investors because it provides investors the same information that the Company uses internally for purposes of assessing operating performance and making compensation decisions and facilitates our comparison of results before these items with results from other companies within our industry.

Adjusted EBITDA excludes certain items that can vary widely across different industries and among companies within the same industry. For instance, interest expense and benefit (provision) for income taxes are dependent upon company specifics, including capital structure, credit ratings, tax policies, and jurisdictions in which they operate, and therefore, can vary significantly across companies. Depreciation and amortization are dependent on company policies including how the assets are utilized as well as the lives assigned to the assets, and contra revenues is dependent on company policies and strategic decisions regarding payments to hotel owners. We exclude revenues for the reimbursement of costs and costs incurred on behalf of managed and franchised properties which relate to the reimbursement of payroll costs and for system-wide services and programs that we operate for the benefit of our hotel owners as contractually we do not provide services or operate the related programs to generate a profit over the terms of the respective contracts. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Therefore, we exclude the net impact when evaluating period-over-period changes in our operating results. Adjusted EBITDA includes costs incurred on behalf of our managed and franchised properties related to system-wide services and programs that we do not intend to recover from hotel owners. We exclude stock-based compensation expense to remove the variability amongst companies resulting from different compensation plans companies have adopted. Finally, we exclude other items that are not core to our operations, such as asset impairments and unrealized and realized gains and losses on marketable securities.

Adjusted EBITDA and EBITDA are not substitutes for net income (loss) attributable to Hyatt Hotels Corporation, net income (loss), or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA and EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted EBITDA should not be considered as a measure of the income (loss) generated by our business. Our management compensates for these limitations by reference to its GAAP results and using Adjusted EBITDA supplementally.

Adjusted EBITDA Margin
We define Adjusted EBITDA margin as Adjusted EBITDA divided by total revenues excluding Contra revenue and revenues for the reimbursement of costs incurred on behalf of managed and franchised properties (Adjusted revenues). We believe Adjusted EBITDA margin is useful to investors because it provides investors the same information that the Company uses internally for purposes of assessing operating performance.

Adjusted Net Income (Loss)
Adjusted net income (loss), as we define it, is a non-GAAP measure. We define Adjusted net income (loss) as net income (loss) attributable to Hyatt Hotels Corporation excluding special items, which are those items deemed not to be reflective of ongoing operations. We consider Adjusted net income (loss) to be an indicator of operating performance because excluding special items allows for period-over-period comparisons of our ongoing operations.

Adjusted net income (loss) is not a substitute for net income (loss) attributable to Hyatt Hotels Corporation, net income (loss), or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted net income (loss). Although we believe that Adjusted net income (loss) can make an evaluation of our operating performance more consistent because it removes special items that are deemed not to be reflective of ongoing operations, other companies in our industry may define Adjusted net income (loss) differently than we do. As a result, it may be difficult to use Adjusted net income (loss) or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted net income (loss) should not be considered as a measure of the income (loss) generated by our business. Our management compensates for these limitations by reference to its GAAP results and using Adjusted net income (loss) supplementally.

Adjusted Selling, General, and Administrative (SG&A) Expenses
Adjusted SG&A expenses, as we define it, is a non-GAAP measure. Adjusted SG&A expenses exclude the impact of deferred compensation plans funded through rabbi trusts and stock-based compensation expense. Adjusted SG&A expenses assist us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operations, both on a segment and consolidated basis.

Comparable Owned and Leased Hotels Operating Margin
We define comparable owned and leased hotels operating margin as the difference between comparable owned and leased hotels revenues and comparable owned and leased hotels expenses. Comparable owned and leased hotels revenues is calculated by removing non-comparable hotels revenues from owned and leased hotels revenues as reported in our consolidated statements of income (loss). Comparable owned and leased hotels expenses is calculated by removing both non-comparable owned and leased hotels expenses and the impact of expenses funded through rabbi trusts from owned and leased hotels expenses as reported in our consolidated statements of income (loss). We believe comparable owned and leased hotels operating margin is useful to investors because it provides investors the same information that the Company uses internally for purposes of assessing operating performance.

Comparable Hotels
"Comparable system-wide hotels" represents all properties we manage or franchise (including owned and leased properties) and that are operated for the entirety of the periods being compared and that have not sustained substantial damage, business interruption, or undergone large scale renovations during the periods being compared or for which comparable results are not available. Hotels that have temporarily suspended operations due to the COVID-19 pandemic are included in our definition of comparable system-wide hotels. We may use variations of comparable system-wide hotels to specifically refer to comparable system-wide Americas full service or select service hotels for those properties that we manage or franchise within the Americas management and franchising segment, comparable system-wide ASPAC full service or select service hotels for those properties we manage or franchise within the ASPAC management and franchising segment, or comparable system-wide EAME/SW Asia full service or select service hotels for those properties that we manage or franchise within the EAME/SW Asia management and franchising segment. "Comparable owned and leased hotels" represents all properties we own or lease and that are operated and consolidated for the entirety of the periods being compared and have not sustained substantial damage, business interruption, or undergone large scale renovations during the periods being compared or for which comparable results are not available. Hotels that have temporarily suspended operations due to the COVID-19 pandemic are included in our definition of comparable owned and leased hotels. Comparable system-wide hotels and comparable owned and leased hotels are commonly used as a basis of measurement in our industry. "Non-comparable system-wide hotels" or "non-comparable owned and leased hotels" represent all hotels that do not meet the respective definition of "comparable" as defined above.

Constant Dollar Currency
We report the results of our operations both on an as-reported basis, as well as on a constant dollar basis. Constant dollar currency, which is a non-GAAP measure, excludes the effects of movements in foreign currency exchange rates between comparative periods. We believe constant dollar analysis provides valuable information regarding our results as it removes currency fluctuations from our operating results. We calculate constant dollar currency by restating prior-period local currency financial results at the current period's exchange rates. These restated amounts are then compared to our current period reported amounts to provide operationally driven variances in our results.

Revenue per Available Room (RevPAR)
RevPAR is the product of the average daily rate and the average daily occupancy percentage. RevPAR does not include non-room revenues, which consist of ancillary revenues generated by a hotel property, such as food and beverage, parking, and other guest service revenues. Our management uses RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. RevPAR is a commonly used performance measure in our industry.

RevPAR changes that are driven predominantly by changes in occupancy have different implications for overall revenue levels and incremental profitability than do changes that are driven predominantly by changes in average room rates. For example, increases in occupancy at a hotel would lead to increases in room revenues and additional variable operating costs (including housekeeping services, utilities, and room amenity costs), and could also result in increased ancillary revenues (including food and beverage). In contrast, changes in average room rates typically have a greater impact on margins and profitability as average room rate changes result in minimal impacts to variable operating costs.

Average Daily Rate (ADR)
ADR represents hotel room revenues, divided by the total number of rooms sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in our industry, and we use ADR to assess the pricing levels that we are able to generate by customer group, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Occupancy
Occupancy represents the total number of rooms sold divided by the total number of rooms available at a hotel or group of hotels. Occupancy measures the utilization of a hotel's available capacity. We use occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable ADR levels as demand for hotel rooms increases or decreases.